Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Announces Departure of David Johnson

Washington, D.C., Jan. 12, 2016 — FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today announced that its Chief Financial Officer, David M. Johnson will leave the Company on February 29, 2016, to accept a position as Chief Financial Officer of the International Rescue Committee, a non-governmental organization (“NGO”) that responds to the world’s worst humanitarian crises helping to restore health, safety, education, economic wellbeing and power to people devastated by conflict and disaster. Mr. Johnson will continue as the Chief Financial Officer of FTI Consulting until his departure date and will complete the preparation and filing of the Company’s Annual Report on Form 10-K. The Company has initiated a search for a permanent successor.

Commenting on the announcement, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “Though we do not like to see David leave, we respect his choice to join an organization that is dealing with some of the world’s most difficult problems. David is a tremendous individual and we wish David and the International Rescue Committee the best in grappling with these incredibly important issues.”

Mr. Johnson added, “The strength of FTI Consulting is its people and it’s been an honor and privilege to work with so many outstanding professionals during my time with the firm. I am truly proud of the progress we have made and believe completely in the strategy and direction of FTI Consulting and its leadership team. Nonetheless, I have always felt a responsibility to contribute and serve in a broader context and this is a unique opportunity to be part of an organization with a vital mission at a truly critical time. I look forward to the challenges of the next chapter in my career.”

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,400 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.76 billion in revenues during fiscal year 2014. For more information, visit www.fticonsulting.com.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved. Other Company risks are described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC. We are under no duty to update any of the forward looking statements to conform such statements to actual events and do not intend to do so.

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